Exhibit 10.59

FIRST AMENDMENT TO

IMPORTER AGREEMENT

This First Amendment to Importer Agreement (this “Amendment”), is effective as of January 18, 2012 (the “Effective Date”), and amends that certain Importer Agreement (“Agreement”), dated the 2nd day of January, 2007, by and between Extrade II, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Extrade II”), and Crown Imports LLC, a Delaware limited liability company (“Importer”). Capitalized terms not expressly defined herein have the meanings given to such terms in the Agreement.

W I T N E S S E T H:

WHEREAS, Extrade II and Importer entered into that certain Agreement Regarding Products updating the list of trademarks set forth on Exhibit A to the Agreement, and changing the Prices of Products and adding new Products by replacing Exhibit B to the Agreement (the “Products Agreement”); and

WHEREAS, the parties desire to amend the Agreement to, inter alia, provide for certain new definitions and terms.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The following definitions are hereby added to Section 1.1 of the Agreement, in proper alphabetical order:

“Half Barrel” means approximately 60 liters of Beer plus the keg Container in which such Beer is contained.

“Quarter Barrel” means approximately 30 liters of Beer plus the keg Container in which such Beer is contained.

“Quarter Barrel – Slim” means a Quarter Barrel for which the keg Container is of an industry standard tall, thin shape.

2.	The current definition of “Container” in Section 1.1 of the Agreement shall be replaced with the following definition:

“Container” includes the bottle, can, keg or similar receptacle in which Product is directly placed, and the box, carton or similar item in which such receptacle is packaged.

3.	Section 6.2 of the Agreement is hereby amended and restated in its entirety as follows:

6.2 Extrade II, or any member of the Modelo Group acting on behalf of Extrade II, may conduct its own promotion, marketing and advertising of Product in the Territory, without the consent of Importer or any member of Importer, provided:

(i)	any such promotion, marketing or advertising is in accordance with applicable laws and regulations; and

(ii)	Extrade II shall provide Importer and the members of Importer with 15 days’ prior written notice of such promotion, marketing or advertising.

4.	Except as set forth in this Amendment, the Agreement shall continue in full force and effect without modification.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

EXTRADE II, S.A. DE C.V.		CROWN IMPORTS LLC

By:	/s/ Margarita Hugues Velez/	By:	/s/ William F. Hackett
	/s/ Jose Pares Gutierrez	Name: Title:	William F. Hackett President
Name:	Margarita Hugues Velez
Jose Pares Gutierrez
Title:	Attorneys-in-fact